                                                                    Exhibit 99.2


                          NOTICE OF GUARANTEED DELIVERY
                             TO TENDER FOR EXCHANGE
                     11% SENIOR SUBORDINATED NOTES DUE 2011
                                       OF
                                  NOVEON, INC.

                 PURSUANT TO THE PROSPECTUS DATED _______, 2000


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              THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
    AT 5:00 P.M., NEW YORK CITY TIME, ON ____________, 2000, UNLESS EXTENDED.

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                  THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:

                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION

                BY MAIL:                         FACSIMILE TRANSMISSION:               BY HAND/OVERNIGHT DELIVERY:
      Wells Fargo Bank Minnesota,            (for eligible institutions only)          Wells Fargo Bank Minnesota,
          National Association                        (860) 704-6219                      National Association
            213 Court Street                                                                213 Court Street
               Suite 902                          Confirm by Telephone:                         Suite 902
        New York, New York 10286                      (860) 704-6216                    New York, New York 10286
     Middletown, Connecticut, 06457                                                  Middletown, Connecticut, 06457
     Attn: Corporate Trust Services                                                  Attn: Corporate Trust Services

         DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

         Outstanding notes must be received by the exchange agent within three New York Stock Exchange, Inc. trading days after the date of this notice of guaranteed delivery.

         As set forth in the prospectus, dated ____________, 2000, of Noveon Inc. under "The Exchange Offer--Guaranteed Delivery Procedures," and in the instructions of the letter of transmittal, this form, or one substantially equivalent hereto, or an agent's message relating to guaranteed delivery, must be used to accept Noveon Inc.'s offer to exchange $1,000 principal amount of 11% Senior Subordinated Notes due 2011, Series B, of Noveon Inc., for each $1,000 principal amount of outstanding 11% Senior Subordinated Notes due 2011, Series A, of Noveon Inc., if certificates representing such notes are not immediately available, time will not permit the letter of transmittal, certificates representing such notes or other required documents to reach the exchange agent, or the procedures for book-entry transfer (including a properly transmitted agent's message with respect thereto) cannot be completed, on or prior to the expiration date.

         This form is not to be used to guarantee signatures. If a signature on the letter of transmittal is required to be guaranteed by a signature guarantor under the instructions thereto, such signature guarantee must appear in the applicable space provided in the letter of transmittal.

LADIES AND GENTLEMEN:

         The undersigned hereby tender(s) to Noveon Inc., upon the terms and subject to the conditions set forth in the prospectus and the letter of transmittal, receipt of which is hereby acknowledged, the aggregate principal amount of outstanding notes set forth below pursuant to the guaranteed delivery procedures set forth in the prospectus under the caption "The Exchange Offer--Guaranteed Delivery Procedures." The undersigned hereby authorizes the exchange agent to deliver this notice of guaranteed delivery to Noveon Inc. with respect to the outstanding notes tendered pursuant to the exchange offer.

         The undersigned understands that tenders of the outstanding notes will be accepted only in principal amounts equal to $1,000 or integral multiples thereof. The undersigned also understands that tenders of the outstanding notes pursuant to the exchange offer may be withdrawn at any time prior to the expiration date. For a withdrawal of a tender of notes to be effective, it must be made in accordance with the procedures set forth in the prospectus under "The Exchange Offer--Withdrawal Rights."

         The undersigned understands that the exchange of any exchange notes for outstanding notes will be made only after timely receipt by the exchange agent of (i) the certificates of the tendered notes, in proper form for transfer (or a book-entry confirmation of the transfer of such notes into the exchange agent's account at The Depository Trust Company), and (ii) a letter of transmittal (or a manually signed facsimile thereof) properly completed and duly executed with any required signature guarantees, together with any other documents required by the letter of transmittal (or a properly transmitted agent's message), within three New York Stock Exchange, Inc. trading days after the execution hereof.

         The undersigned hereby represents and warrants that the undersigned (1) accepts the terms and conditions of exchange offer as set forth in the prospectus and the letter of transmittal, (2) is entitled to tender such notes, and (3) has full power and authority to tender, sell, exchange, assign and transfer the outstanding notes and to acquire exchange notes issuable upon exchange of such tendered notes, and that when the same are accepted for exchange, Noveon Inc. will acquire good and marketable title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim of right or restriction of any kind. The undersigned will, upon request, execute and deliver any additional documents deemed by the exchange agent or Noveon Inc. to be necessary or desirable to complete the exchange, assignment and transfer of the notes tendered.

         All authority herein conferred or agreed to be conferred by this notice of guaranteed delivery shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this notice of guaranteed delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

         In the event of a termination of the exchange offer, the notes tendered pursuant to the exchange offer will be returned to the tendering holders promptly (or, in the case of notes tendered by book-entry transfer, such notes will be credited to the account maintained at The Depository Trust Company from which such notes were delivered).



                            PLEASE SIGN AND COMPLETE


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
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Signature(s) of Registered Holder(s) or                 Date:
Authorized Signatory:                                        --------------------------------------------
                                                        Address:
----------------------------------------------                  -----------------------------------------

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Name(s) of Registered Holder(s):                        Area Code and Telephone No.:
                                --------------                                       --------------------

----------------------------------------------          If Notes will be delivered by book-entry
                                                        transfer, provide information below:
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Principal Amount of Notes Tendered:
                                     ---------          Name of Tendering
                                                        Institution:
----------------------------------------------                      -------------------------------------

Certificate No.(s) of Notes                             Depositary
                                                        Account No. with DTC:
                                                                             ----------------------------
(if available):
               -------------------------------          Transaction Code Number:
                                                                                -------------------------

---------------------------------------------------     ---------------------------------------------------


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This notice of guaranteed delivery must be signed by the holder(s) exactly as their name(s) appear(s) on certificate(s) for notes or on a security position listing as the owner of notes, or by person(s) authorized to become holder(s) by endorsements and documents transmitted with this notice of guaranteed delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information:

                      Please print name(s) and address(es)

Name(s):
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Capacity:
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Address(es):
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      DO NOT SEND NOTES WITH THIS FORM. NOTES SHOULD BE SENT TO THE EXCHANGE
AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL OR PROPERLY TRANSMITTED AGENT'S MESSAGE.

                      THE GUARANTEE BELOW MUST BE COMPLETED
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                                    GUARANTEE

                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

       The undersigned, an "eligible guarantor institution" within the meaning of Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended, hereby guarantees that the notes to be tendered hereby are in proper form for transfer (pursuant to the procedures set forth in the prospectus under "The Exchange Offer -- Guaranteed Delivery Procedures"), and that the exchange agent will receive (a) such notes, or a book-entry confirmation of the transfer of such notes into the exchange agent's account at The Depository Trust Company, and (b) a properly completed and duly executed letter of transmittal (or facsimile thereof) with any required signature guarantees and any other documents required by the letter of transmittal, or a properly transmitted agent's message, within three New York Stock Exchange, Inc. trading days after the date of execution hereof.

       The eligible guarantor institution that completes this form must communicate the guarantee to the exchange agent and must deliver the letter of transmittal, or a properly transmitted agent's message, and notes, or a book-entry confirmation in the case of a book-entry transfer, to the exchange agent within the time period described above. Failure to do so could result in a financial loss to such eligible guarantor institution.

Name of Firm:
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Authorized Signature:
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Title:
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Address:
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                                                              (Zip Code)
Area Code and Telephone Number:
                               ------------------------------------------------

Dated:                , 2001
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                                      -4-